UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000
umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Kelli Christman: 816.860.5088

Investor Relations Contact: Kay McMillan, 816.860.7106

UMB Financial Corporation Reports Record Full-Year 2012 Earnings of $122.7 Million

Selected fourth quarter financial highlights:

·	Average net loans increased 11.6 percent to $5.4 billion

·	Eleventh consecutive quarter of loan growth

·	Average deposits increased 12.0 percent to $11.1 billion

·	Total credit and debit card purchase volume increased 8.4 percent to $1.4 billion

·	Total company assets under management increased by 18.4 percent to $33.1 billion

·	Tier 1 capital ratio remains strong at 11.05 percent

KANSAS CITY, Mo. (Jan. 22, 2013) – UMB Financial Corporation (Nasdaq: UMBF), a diversified financial holding company, announced earnings for the three months ended December 31, 2012 of $21.1 million or $0.53 per share ($0.52 diluted). This is a decrease of $2.2 million, or 9.5 percent, compared to fourth quarter 2011 earnings of $23.3 million or $0.58 per share ($0.58 diluted). Earnings for the year ended December 31, 2012 were $122.7 million or $3.07 per share ($3.04 diluted). This is an increase of $16.2 million, or 15.3 percent, compared to the prior year-to-date earnings of $106.5 million or $2.66 per share ($2.64 diluted).

“Earnings grew 15.3 percent to $122.7 million in 2012, making it our third record year in the last five for UMB as we close out our first century in business,” said Mariner Kemper, Chairman and Chief Executive Officer. “2013 marks our 100th anniversary and we believe our diverse business model will continue to serve us well for the next century. I am pleased to report the eleventh consecutive quarter of loan growth, with average loan balances reaching $5.4 billion, or an increase of 11.6 percent over the same period a year ago. Compared to the industry, the nearly 1,000 regulated depositories that had announced fourth quarter results as of January 21 reported a median increase in loan balances of just 1.5 percent. Noninterest income increased $11.5 million or 11.8 percent during the fourth quarter. Negatively impacting our expenses for the quarter was a non-cash accounting entry of $4.2 million, compared to an entry of $1.8 million in the fourth quarter of 2011, related to the contingent consideration liabilities on acquisitions.”

Net Interest Income and Margin

Net interest income for the fourth quarter of 2012 increased $0.7 million, or 0.9 percent, compared to the same period in 2011. Average earning assets increased by $1.3 billion, or 11.4 percent, compared to the fourth quarter of 2011. This increase was due to a $915.7 million, or 15.3 percent, increase in average total securities, including trading securities and a $565.1 million, or 11.6 percent, increase in average loans offset by a $156.5 million decrease in average interest bearing due from banks. Net interest margin decreased 27 basis points to 2.64 percent for the three months ended December 31, 2012 compared to the same quarter in 2011.

Noninterest Income and Expense

Noninterest income increased $11.5 million, or 11.8 percent, for the three months ended December 31, 2012 compared to the same period in 2011. This increase is primarily attributed to an increase in trust and securities processing income of $7.2 million, or 14.2 percent, for the three months ended December 31, 2012 compared to the same period in 2011. The increase in trust and securities processing income was primarily due to a $4.3 million, or 28.5 percent, in advisory fee income from the Scout Funds and a $1.3 million, or 7.9 percent, increase in fund administration and custody services and a $1.4 million, or 8.5 percent, increase in fees related to institutional and personal investment management services.

Noninterest expense increased $15.7 million, or 11.1 percent, for the three months ended December 31, 2012 compared to the same period in 2011. This increase is driven by higher salary and benefits expense in 2012 of $9.1 million, or 12.3 percent. The higher salaries and benefits expense is due to increases in salaries and wages of $4.4 million, or 9.4 percent and a $2.8 million, or 25.8 percent, increase in employee benefits expense. Other expense increased $2.3 million, or 24.6 percent, due to fair value adjustments to the contingent consideration liabilities on acquisitions. In the fourth quarter of 2012, these adjustments totaled $4.2 million compared to $1.8 million for the same period in 2011.

“We continue to see momentum in our diversified fee businesses and are pleased with the 58 percent contribution to revenue they provided in the fourth quarter,” said Peter deSilva, President and Chief Operating Officer. “Institutional Investment Management, which is our Scout Investments business, grew assets under management to $23.5 billion at year-end, an increase of 19.6 percent from a year ago. In our Payment Solutions segment, spending in all of our card products increased by 8.4 percent versus the fourth quarter of 2011. Spending on commercial credit cards grew 16 percent, and this business continues to be a solid contributor to our fee income. Our wealth management platform for individuals ended the quarter with assets under management of $9.6 billion, which when combined with Scout, brought total company assets under management to $33.1 billion at the end of the quarter, an increase of 18.4 percent compared to year-end 2011.”

Balance Sheet

Average total assets for the three months ended December 31, 2012 were $13.9 billion compared to $12.5 billion for the same period in 2011, an increase of $1.3 billion, or 10.6 percent. Average earning assets increased by $1.3 billion for the period, or 11.4 percent.

Average loan balances for the three months ended December 31, 2012 increased $565.1 million, or 11.6 percent, to $5.4 billion compared to the same period in 2011. Actual loan balances on December 31, 2012 were $5.7 billion, an increase of $726.4 million, or 14.6 percent, compared to December 31, 2011. This increase was primarily driven by an increase in commercial loans of $638.9 million, or 28.6 percent.

Nonperforming loans increased to $28.1 million on December 31, 2012 from $25.6 million on December 31, 2011. As a percentage of loans, nonperforming loans decreased to 0.49 percent as of December 31, 2012 compared to 0.52 percent on December 31, 2011. Nonperforming loans are defined as nonaccrual loans and restructured loans. The company’s allowance for loan losses totaled $71.4 million, or 1.26 percent of loans, as of December 31, 2012 compared to $72.0 million, or 1.45 percent of loans, as of December 31, 2011.

For the three months ended December 31, 2012, average securities, including trading securities, totaled $6.9 billion. This is an increase of $915.7 million, or 15.3 percent, from the same period in 2011.

Average total deposits increased $1.2 billion, or 12.0 percent, to $11.1 billion for the three months ended December 31, 2012 compared to the same period in 2011. Average noninterest-bearing demand deposits increased $848.3 million, or 22.0 percent, compared to 2011. Average interest-bearing deposits increased by $342.8 million, or 5.7 percent, in 2012 as compared to 2011. Total deposits as of December 31, 2012 were $11.7 billion, compared to $10.2 billion as of December 31, 2011, a 14.6 percent increase. Also, as of December 31, 2012, noninterest-bearing demand deposits were 42.2 percent of total deposits.

“We believe the strength of our balance sheet allows us to be nimble as the economic climate changes,” said Mike Hagedorn, Chief Financial Officer. “Our balance sheet grew 10.6 percent and average earning assets increased 11.4 percent compared to the fourth quarter of 2011. Our long-term strategy is to reduce our overall interest rate risk and evaluate our mix of earning assets in order to diminish our reliance on the securities portfolio. Additionally, our capital position increased 7.4 percent. We believe that a strong balance sheet, sound capital levels and low-cost funding are all essential to our continued success.”

As of December 31, 2012, UMB had total shareholders’ equity of $1.3 billion, an increase of 7.4 percent as compared to the same period in 2011.

Dividend Declaration

The Board of Directors declared during the company’s quarterly board meeting a $0.215 quarterly cash dividend, payable on April 1, 2013, to shareholders of record at the close of business on March 8, 2013.

Year-to-Date

Earnings for the year ended December 31, 2012 were $122.7 million or $3.07 per share ($3.04 diluted). This is an increase of $16.2 million, or 15.3 percent, compared to the prior year-to-date earnings of $106.5 million or $2.66 per share ($2.64 diluted).

Net interest income for the year ended December 31, 2012 increased $3.1 million, or 1.0 percent, compared to the same period in 2011. Net interest margin decreased to 2.75 percent for the year ended December 31, 2012 as compared to 2.94 percent for the same period in 2011.

Noninterest income increased $43.8 million, or 10.6 percent, to $458.1 million for the year ended December 31, 2012 as compared to the same period in 2011. Trust and securities processing income increased $16.7 million, or 8.0 percent, for year ended December 31, 2012 as compared to the same period in 2011. Gains from the sale of securities available for sale of $20.2 million were recognized during 2012 compared to $16.1 million for 2011. Other noninterest income increased $14.6 million, or 109.7 percent, primarily driven by an $8.7 million adjustment decreasing the contingent consideration liabilities on acquisitions. These adjustments were due to the adoption of new accounting guidance related to fair value measurements and additional changes in cash flow projections. Fair value adjustments on interest rate swap transactions increased $2.4 million compared to 2011. Gains of $0.6 million were recognized on the sale of two branches during 2012.

Noninterest expense increased $27.7 million, or 4.9 percent, for the year ended December 31, 2012 compared to the same period in 2011. Salary and employee benefit expense increased by $25.1 million, or 8.5 percent, offset by a $7.8 million escrow fund established during the second quarter of 2011 to settle a class action lawsuit. Marketing and business development increased $4.5 million compared to 2011 driven by increased advertising campaigns and business development. Other noninterest expense increased $3.0 million, or 10.2 percent, primarily driven by an increase in contingent consideration liabilities on acquisitions of $3.5 million compared to 2011.

Conference Call

The company plans to host a conference call to discuss its 2012 fourth quarter and year-end earnings results on January 23, 2013, at 8:30 a.m. (CDT).

Interested parties may access the call by dialing (toll-free) 877-941-9205 or (U.S.) 480-629-9771. The live call can also be accessed by visiting the investor relations area of umb.com or by using the following the link:

http://event.on24.com/r.htm?e=563113&s=1&k=844A2E5EA0BE866C7D426841E92F4343

A replay of the conference call may be heard until February 6, 2013 by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4589273. The call replay may also be accessed via the company's website, umb.com, by visiting the investor relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, its ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. It also has a loan production office in Texas. Subsidiaries of the holding company include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
	December 31,
Assets	2012	2011

Loans	$5,686,749	$4,960,343
Allowance for loan losses	(71,426)	(72,017)

Net loans	5,615,323	4,888,326

Loans held for sale	3,877	10,215
Investment securities:
Available for sale	6,937,463	6,107,882
Held to maturity	114,756	89,246
Trading securities	55,764	58,142
Federal Reserve Bank Stock and other	26,333	22,212

Total investment securities	7,134,316	6,277,482

Federal funds and resell agreements	89,868	66,078
Interest-bearing due from banks	720,500	1,164,007
Cash and due from banks	667,774	446,580
Bank premises and equipment, net	244,600	227,936
Accrued income	69,749	75,997
Goodwill	209,758	211,114
Other intangibles	68,803	84,331
Other assets	102,628	89,332

Total assets	$14,927,196	$13,541,398

Liabilities
Deposits:
Noninterest-bearing demand	$4,920,581	$3,941,372
Interest-bearing demand and savings	5,450,450	4,680,125
Time deposits under $100,000	540,269	615,475
Time deposits of $100,000 or more	742,065	932,939

Total deposits	11,653,365	10,169,911

Federal funds and repurchase agreements	1,787,270	1,950,827
Short-term debt	-	12,000
Long-term debt	5,879	6,529
Accrued expenses and taxes	182,468	186,380
Other liabilities	18,869	24,619

Total liabilities	13,647,851	12,350,266

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	732,069	723,299
Retained earnings	787,015	697,923
Accumulated other comprehensive income	85,588	81,099
Treasury stock	(380,384)	(366,246)

Total shareholders' equity	1,279,345	1,191,132

Total liabilities and shareholders' equity	$14,927,196	$13,541,398

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
Interest Income	2012	2011	2012	2011

Loans	$ 54,778	$54,557	$217,391	$219,076
Securities:
Taxable interest	19,090	20,223	81,013	85,120
Tax-exempt interest	9,779	9,422	38,224	34,766

Total securities income	28,869	29,645	119,237	119,886
Federal funds and resell agreements	32	28	121	102
Interest-bearing due from banks	367	652	1,789	3,284
Trading securities	577	623	1,147	1,305

Total interest income	84,623	85,505	339,685	343,653

Interest Expense
Deposits	3,973	5,660	17,416	24,628
Federal funds and repurchase agreements	482	307	1,884	1,712
Other	(61)	5	329	340

Total interest expense	4,394	5,972	19,629	26,680

Net interest income	80,229	79,533	320,056	316,973
Provision for loan losses	4,000	5,000	17,500	22,200

Net interest income after provision for loan losses	76,229	74,533	302,556	294,773

Noninterest Income
Trust and securities processing	58,338	51,101	225,094	208,392
Trading and investment banking	6,421	7,270	30,359	27,720
Service charges on deposits	20,503	18,990	78,694	74,659
Insurance fees and commissions	1,146	968	4,095	4,375
Brokerage fees	2,782	2,410	11,105	9,950
Bankcard fees	14,536	12,898	60,567	59,767
Gains on sale of available for sale securities, net	210	234	20,232	16,125
Other	5,338	3,898	27,976	13,344

Total noninterest income	109,274	97,769	458,122	414,332

Noninterest Expense
Salaries and employee benefits	83,124	74,030	319,852	294,756
Occupancy, net	9,568	9,825	37,927	38,406
Equipment	11,466	10,593	43,465	42,728
Supplies and services	5,788	5,496	21,045	22,166
Marketing and business development	6,990	5,958	24,604	20,150
Processing fees	12,819	11,788	51,191	49,985
Legal and consulting	6,142	5,637	17,980	15,601
Bankcard	4,582	3,528	18,154	15,600
Amortization of intangible assets	3,547	3,913	14,775	16,100
Regulatory fees	2,351	2,154	9,447	10,395
Class action litigation settlement	-	-	-	7,800
Other	11,582	9,299	32,014	29,059

Total noninterest expense	157,959	142,221	590,454	562,746

Income before income taxes	27,544	30,081	170,224	146,359
Income tax provision	6,484	6,815	47,507	39,887

Net income	$ 21,060	$23,266	$122,717	$106,472

Per Share Data
Net income - basic	$ 0.53	$0.58	$3.07	$2.66
Net income – diluted	0.52	0.58	3.04	2.64
Dividends	0.215	0.205	0.830	0.790
Weighted average shares outstanding	39,996,209	39,967,448	40,034,428	40,034,435

Condensed Statements of Consolidated Comprehensive Income (Loss)			UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net Income	$21,060	$23,266	$ 122,717	$106,472
Other comprehensive income, net of tax:
Unrealized gains on securities:
Change in unrealized holding gains, net	(25,456)	5,931	27,164	104,204
Less: Reclassifications adjustment for gains included in net income	(210)	(234)	(20,232)	(16,125)

Change in unrealized gains on securities during the period	(25,666)	5,697	6,932	88,079
Income tax expense	9,708	(2,033)	(2,443)	(32,445)

Other comprehensive (loss) income	(15,958)	3,664	4,489	55,634

Comprehensive income	$5,102	$26,930	$ 127,206	$162,106

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total

Balance - January 1, 2011	$55,057	$718,306	$623,415	$25,465	$(361,383)	$1,060,860
Total Comprehensive income			106,472	55,634		162,106
Cash dividends ($0.79 per share)	-	-	(31,964)	-	-	(31,964)
Purchase of treasury stock	-	-	-	-	(9,142)	(9,142)
Issuance of equity awards	-	(2,244)	-	-	2,484	240
Recognition of equity based
compensation	-	6,510	-	-	-	6,510
Net tax benefit related to equity
compensation plans	-	79	-	-	-	79
Sale of treasury stock	-	295	-	-	315	610
Exercise of stock options	-	353	-	-	1,480	1,833

Balance – December 31, 2011	$55,057	$723,299	$697,923	$81,099	$(366,246)	$1,191,132

Balance - January 1, 2012	$55,057	$723,299	$697,923	$81,099	$(366,246)	$1,191,132
Total Comprehensive income			122,717	4,489		127,206
Cash dividends ($0.83 per share)	-	-	(33,625)	-	-	(33,625)
Purchase of treasury stock	-	-	-	-	(20,419)	(20,419)
Issuance of equity awards	-	(1,911)	-	-	2,156	245
Recognition of equity based
compensation	-	6,917	-	-	-	6,917
Net tax benefit related to equity
compensation plans	-	359	-	-	-	359
Sale of treasury stock	-	587	-	-	389	976
Exercise of stock options	-	2,818	-	-	3,736	6,554

Balance – December 31, 2012	$55,057	$732,069	$787,015	$85,588	$(380,384)	$1,279,345

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Year Ended December 31,
	2012		2011

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$5,251,278	4.14%	$4,756,165	4.61%
Securities:
Taxable	4,612,510	1.76	4,224,456	2.01
Tax-exempt	1,862,786	3.11	1,497,834	3.54

Total securities	6,475,296	2.14	5,722,290	2.41
Federal funds and resell agreements	26,459	0.46	31,273	0.32
Interest-bearing due from banks	547,817	0.33	837,807	0.39
Trading securities	53,227	2.34	51,927	2.64

Total earning assets	12,354,077	2.91	11,399,462	3.18
Allowance for loan losses	(72,984)		(73,002)
Other assets	1,108,099		1,090,814

Total assets	$13,389,192		$12,417,274

Liabilities and Shareholders' Equity
Interest-bearing deposits	$6,265,040	0.28%	$6,178,795	0.40%
Federal funds and repurchase agreements	1,410,478	0.13	1,471,011	0.12
Borrowed funds	11,514	2.86	36,580	0.93

Total interest-bearing liabilities	7,687,032	0.26	7,686,386	0.35
Noninterest-bearing demand deposits	4,256,618		3,414,843
Other liabilities	187,258		177,420
Shareholders' equity	1,258,284		1,138,625

Total liabilities and shareholders' equity	$13,389,192		$12,417,274

Net interest spread		2.65%		2.83%
Net interest margin		2.75		2.94

		Three Months Ended December 31,
	2012		2011

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$5,440,463	4.01%	$4,875,327	4.45%
Securities:
Taxable	4,871,764	1.56	4,209,819	1.91
Tax-exempt	1,950,812	2.98	1,704,167	3.33

Total securities	6,822,576	1.98	5,913,986	2.32
Federal funds and resell agreements	22,804	0.56	35,307	0.30
Interest-bearing due from banks	471,405	0.31	627,953	0.41
Trading securities	63,608	3.79	56,505	4.45

Total earning assets	12,820,856	2.78	11,509,078	3.11
Allowance for loan losses	(72,204)		(72,682)
Other assets	1,132,727		1,109,799

Total assets	$13,881,379		$12,546,195

Liabilities and Shareholders' Equity
Interest-bearing deposits	$6,365,088	0.25%	$6,022,262	0.37%
Federal funds and repurchase agreements	1,305,573	0.15	1,248,200	0.10
Borrowed funds	5,944	(4.08)	41,513	0.04

Total interest-bearing liabilities	7,676,605	0.23	7,311,975	0.32
Noninterest-bearing demand deposits	4,711,790		3,863,446
Other liabilities	198,609		192,059
Shareholders' equity	1,294,375		1,178,715

Total liabilities and shareholders' equity	$13,881,379		$12,546,195

Net interest spread		2.55%		2.79%
Net interest margin		2.64		2.91

FOURTH QUARTER 2012
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Year Ended December 31	2012	2011

Net interest income	$320,056	$316,973
Provision for loan losses	17,500 17	22,200
Noninterest income	458,122	414,332
Noninterest expense	590,454	562,746
Income before income taxes	170,224	146,359
Net income	122,717	106,472
Net income per share - Basic	3.07	2.66
Net income per share - Diluted	3.04	2.64
Return on average assets	0.92%	0.86%
Return on average equity	9.75%	9.35%

Three Months Ended December 31

Net interest income	$80,229	$79,533
Provision for loan losses	4,000	5,000
Noninterest income	109,274	97,769
Noninterest expense	157,959	142,221
Income before income taxes	27,544	30,081
Net income	21,060	23,266
Net income per share - Basic	0.53	0.58
Net income per share - Diluted	0.52	0.58
Return on average assets	0.60%	0.74%
Return on average equity	6.47%	7.83%

At December 31

Assets	$14,927,196	$13,541,398
Loans, net of unearned interest	5,686,749	4,960,343
Securities	7,134,316	6,277,482
Deposits	11,653,365	10,169,911
Shareholders' equity	1,279,345	1,191,132
Book value per share	31.71	29.46
Market price per share	43.82	37.25
Equity to assets	8.57%	8.80%
Allowance for loan losses	$71,426	$72,017
As a % of loans	1.26%	1.45%
Nonaccrual and restructured loans	$28,103	$25,581
As a % of loans	0.49%	0.52%
Loans over 90 days past due	$3,554	$5,998
As a % of loans	0.06%	0.12%
Other real estate owned	$3,524	$5,959
Net loan charge-offs quarter-to-date	$3,941	$5,859
As a % of average loans	0.29%	0.48%
Net loan charge-offs year-to-date	$18,091	$24,135
As a % of average loans	0.35%	0.51%

Common shares outstanding	40,340,878	40,426,342

Average Balances
Year Ended December 31

Assets	$13,389,192	$12,417,274
Loans, net of unearned interest	5,251,278	4,756,165
Securities	6,528,523	5,774,217
Deposits	10,521,658	9,593,638
Shareholders' equity	1,258,284	1,138,625

Business Segment Information				UMB Financial Corporation

(unaudited, dollars in thousands)
		Three Months Ended December 31, 2012

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$68,566	$11,227	$-	$436	$80,229
Provision for loan losses	1,674	2,326	-	-	4,000
Noninterest income	47,804	17,601	25,508	18,361	109,274
Noninterest expense	100,892	19,873	20,152	17,042	157,959

Income before taxes	13,804	6,629	5,356	1,755	27,544
Income tax expense	2,905	1,851	1,202	526	6,484

Net income	$10,899	$4,778	$4,154	$1,229	$21,060

Average assets	$11,245,000	$941,000	$79,000	$1,616,000	$13,881,000

		Three Months Ended December 31, 2011

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$68,814	$10,504	$2	$213	$79,533
Provision for loan losses	2,211	2,789	-	-	5,000
Noninterest income	47,828	12,944	19,800	17,197	97,769
Noninterest expense	96,422	15,233	14,712	15,854	142,221

Income before taxes	18,009	5,426	5,090	1,556	30,081
Income tax expense	3,809	1,444	1,153	409	6,815

Net income	$14,200	$3,982	$3,937	$1,147	$23,266

Average assets	$10,635,000	$792,000	$93,000	$1,026,000	$12,546,000

Business Segment Information				UMB Financial Corporation

(unaudited, dollars in thousands)
		Three Months Ended December 31, 2012

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$68,566	$11,227	$-	$436	$80,229
Provision for loan losses	1,674	2,326	-	-	4,000
Noninterest income	47,804	17,601	25,508	18,361	109,274
Noninterest expense	100,892	19,873	20,152	17,042	157,959

Income before taxes	13,804	6,629	5,356	1,755	27,544
Income tax expense	2,905	1,851	1,202	526	6,484

Net income	$10,899	$4,778	$4,154	$1,229	$21,060

Average assets	$11,245,000	$941,000	$79,000	$1,616,000	$13,881,000

		Three Months Ended December 31, 2011

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$68,814	$10,504	$2	$213	$79,533
Provision for loan losses	2,211	2,789	-	-	5,000
Noninterest income	47,828	12,944	19,800	17,197	97,769
Noninterest expense	96,422	15,233	14,712	15,854	142,221

Income before taxes	18,009	5,426	5,090	1,556	30,081
Income tax expense	3,809	1,444	1,153	409	6,815

Net income	$14,200	$3,982	$3,937	$1,147	$23,266

Average assets	$10,635,000	$792,000	$93,000	$1,026,000	$12,546,000